Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2018 RESULTS; REPORTS STRONG PERFORMANCE FROM SENIOR HOUSING - MANAGED PORTFOLIO; RELEASES 2019 EARNINGS GUIDANCE

IRVINE, CA, February 24, 2019 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced results of operations for the fourth quarter of 2018.

RECENT HIGHLIGHTS

•
For the fourth quarter of 2018, net loss attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $(0.11), $0.27, $0.50, $0.43 and $0.47, respectively. These results were in-line with our expectations except for the $28.9 million ($0.16 per diluted common share) write-off of the straight-line rent receivable for Holiday, which was previously expected to be taken in the first quarter of 2019, and the acceleration of above market lease intangible amortization of $5.2 million ($0.03 per diluted common share) primarily related to facilities transitioned to new operators. These unexpected items impacted net loss attributable to common stockholders and FFO only.

•Fourth quarter of 2018 Senior Housing - Managed portfolio results (dollars in millions):

	Net Income (Loss) (1)			Cash NOI			Cash NOI Margin %
	4Q 2018	3Q 2018	% Change	4Q 2018	3Q 2018	% Change	4Q 2018	3Q 2018	Change
Wholly-Owned	$2.8	$2.1	33.3%	$5.2	$4.8	8.3%	29.4%	27.5%	1.9%
Sabra’s Share of Enlivant JV	(1.8)	(1.7)	(5.9)%	9.9	8.7	13.8%	25.5%	23.7%	1.8%

Total	$1.0	$0.4	150.0%	$15.1	$13.5	11.9%	26.7%	24.9%	1.8%

(1) Includes depreciation expense of $7.7 million and $7.9 million in 4Q 2018 and 3Q 2018, respectively.

•
During the fourth quarter of 2018, we completed the sale of 18 facilities for aggregate sales proceeds of $91.6 million, bringing our total aggregate sale proceeds for the year ended December 31, 2018 to $382.6 million from the sale of 51 Skilled Nursing/Transitional Care facilities, six Senior Housing communities and one Senior Housing - Managed community. These sales resulted in an aggregate $128.2 million net gain on sale for the year ended December 31, 2018. Annualized Cash NOI attributed to these facilities was approximately $34.7 million, or $0.19 per diluted common share, and the 2018 Cash NOI lost from these sales totaled $18.8 million, or $0.10 per diluted common share. After giving effect to these sales, the portion of our annualized Cash NOI attributable to Genesis Healthcare, Inc. (“Genesis”) as of December 31, 2018 was 4.6%.

•
During the fourth quarter of 2018, we made investments of $39.2 million with a weighted average initial cash yield of 7.40%. These investments consisted of: (i) $26.3 million of real estate acquisitions; (ii) $5.4 million of real estate additions; and (iii) $7.5 million of investments in loans receivable. This brings our total investments made in 2018 to $673.7 million with a weighted average cash yield of 6.70%.

•
On February 5, 2019, our board of directors declared a quarterly cash dividend of $0.45 per share of common stock. The dividend will be paid on February 28, 2019 to common stockholders of record as of the close of business on February 15, 2019.

•
On February 15, 2019, we entered into a settlement agreement with Senior Care Centers pursuant to which we agreed to discharge our claims against Senior Care Centers in exchange for certain settlement payments, a portion of which would be applied to pay post-petition rent totaling $5.7 million. The effectiveness of this agreement is subject to bankruptcy court approval, with settlement payments expected to coincide with the sale of assets expected to close on April 1, 2019.

•
We have issued our 2019 earnings guidance ranges as follows, which include the impact of de-levering the balance sheet as described below (attributable to common stockholders, per diluted common share):

Net income	$0.24	-	$0.32
FFO	$2.02	-	$2.10
Normalized FFO	$1.86	-	$1.94
AFFO	$2.00	-	$2.08
Normalized AFFO	$1.81	-	$1.89
The following are significant assumptions made in determining our 2019 earnings guidance:

•
Sale of 28 facilities currently operated by Senior Care Centers for $282.5 million is completed April 1, 2019. Additionally, our 2019 earnings guidance assumes (i) that the settlement agreement with Senior Care Centers described above is effective, such that we recognize $5.7 million of post-petition rent from Senior Care Centers during the first quarter of 2019, and (ii) total impairment and transition costs of $69.3 million related to the sale and transition of facilities (the substantial majority of which we expect to be non-cash) which are excluded from Normalized FFO and Normalized AFFO.

•
Termination of our Holiday Retirement (“Holiday”) master lease and concurrent entry into one or more management agreements with Holiday effective April 1, 2019. Our 2019 earnings guidance assumes the receipt of $57.2 million of cash consideration on April 1, 2019 in connection with the lease termination, which is excluded from Normalized FFO and Normalized AFFO.

•
Other dispositions and loan repayments during 2019 for estimated aggregate proceeds of approximately $300 million, with associated annualized Cash NOI of $18.6 million. These dispositions are expected to result in a loss on sale of real estate of $84.9 million.

•
Investments during 2019 (primarily during the fourth quarter) of $142.4 million, primarily related to our proprietary development pipeline and with a weighted average initial cash yield of 7.6%. Our 2019 earnings guidance assumes no speculative investment activity in 2019.

•	Same store Cash NOI improvements in our wholly-owned Senior Housing - Managed portfolio of 3.0% to 6.0% and in our Enlivant joint venture of 6.0% to 12.0%, in each case as compared to 2018.

•
Reduction of Net Debt to Adjusted EBITDA (including our unconsolidated joint venture) to below 5.50x (below 5.0x excluding our unconsolidated joint venture) by December 31, 2019, reducing our 2019 earnings by approximately $0.05 to $0.08 per diluted common share.

For additional detail and information regarding these estimates, refer to the 2019 Outlook section of our corresponding Supplemental Report and the Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
Commenting on the fourth quarter results, Rick Matros, CEO and Chairman, said, “We are pleased to report constructive results for year-end earnings. Our Senior Housing - Managed portfolio performed very well with Cash NOI margins from our wholly owned portfolio and our JV with Enlivant improving 190 basis points and 180 basis points, respectively, compared to the third quarter of 2018. Sabra’s triple-net portfolio performance was uneventful with the Senior Housing portfolio occupancy and EBITDAR rent coverage essentially flat. On a sequential basis, our Skilled Nursing/Transitional Care portfolio occupancy was also flat, with Skilled Mix improving by 50 basis points. EBITDAR rent coverage was down sequentially, but this decline was driven primarily by one operator, North American Healthcare, which had experienced unforeseen changes in senior management. Those issues have since been addressed, and we remain confident in the performance of these facilities.

“We expect, as previously announced, to close the sale of the 28 Senior Care Centers facilities as well as the re-tenanting of the ten facilities we are retaining by April 1, 2019, subject to satisfaction of the remaining closing conditions. We expect the conversion of our Holiday portfolio from a triple-net lease structure to a managed structure to be completed around the same time. With the repositioning of our company close to completion, we look forward to growing from a stronger foundation than

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existed eighteen months ago. In addition to focusing on growth opportunities in 2019, we are also committed to de-levering the balance sheet as described in our 2019 guidance.”

OPERATING STATISTICS TRIPLE-NET PORTFOLIO (1)
	Coverage
	EBITDAR		EBITDARM			Occupancy Percentage		Skilled Mix
Property Type	4Q 2018	3Q 2018	4Q 2018	3Q 2018		4Q 2018	3Q 2018	4Q 2018	3Q 2018
Skilled Nursing/Transitional Care	1.28x	1.32x	1.76x	1.80x	1.6	82.8%	82.8%	39.4%	38.9%
Senior Housing - Leased	1.06x	1.07x	1.24x	1.25x		86.7%	86.7%	NA	NA
Specialty Hospitals and Other	2.94x	3.05x	3.22x	3.34x		89.6%	88.9%	NA	NA

(1)
EBITDAR Coverage, EBITDARM Coverage, Occupancy Percentage and Skilled Mix (collectively, “Operating Statistics”) for each period presented include only facilities owned by the Company as of the end of the current period for the duration that such facilities were classified as Stabilized Facilities. Operating Statistics are only included in periods subsequent to our acquisition except for (i) the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP and (ii) EBITDAR Coverage and EBITDARM Coverage for the North American Healthcare portfolio is presented on a trailing twelve month basis and consists of the EBITDAR Coverage and EBITDARM Coverage, respectively, for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDAR Coverage and EBITDARM Coverage, respectively, for periods preceding our acquisition. In addition, Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears. As such, Operating Statistics exclude assets acquired after September 30, 2018.

SENIOR HOUSING - MANAGED PORTFOLIO OPERATING RESULTS (1)
Dollars in thousands, except REVPOR	Revenues		Cash NOI		Cash NOI Margin %		REVPOR		Occupancy Percentage
	4Q 2018	3Q 2018	4Q 2018	3Q 2018	4Q 2018	3Q 2018	4Q 2018	3Q 2018	4Q 2018	3Q 2018
Wholly-Owned
AL	$12,659	$12,422	$3,242	$3,016	25.6%	24.3%	$5,534	$5,126	90.7%	92.9%
IL	5,052	4,907	1,957	1,753	38.7%	35.7%	2,193	2,171	92.4%	90.3%
	17,711	17,329	5,199	4,769	29.4%	27.5%	3,776	3,605	91.5%	91.6%
Sabra’s Share of Unconsolidated JV (2)
AL	38,820	36,940	9,918	8,747	25.5%	23.7%	4,230	4,017	81.7%	81.8%
Total	$56,531	$54,269	$15,117	$13,516	26.7%	24.9%	$4,083	$3,884	84.5%	84.6%

Less: Disposition (AL)	143	446	28	82	19.6%	18.4%
Total, net of Disposition	$56,388	53,823	$15,089	13,434	26.8%	25.0%

Operator
Enlivant	$48,355	$45,906	$12,982	$11,222	26.8%	24.4%	$4,424	$4,172	83.2%	83.8%
Sienna	5,195	5,353	1,985	1,835	38.2%	34.3%	2,193	2,171	92.4%	90.3%
Other	2,981	3,010	150	459	5.0%	15.2%	6,040	6,088	81.5%	80.0%
Total	$56,531	$54,269	$15,117	$13,516	26.7%	24.9%	$4,083	$3,884	84.5%	84.6%

Less: Disposition (Sienna)	143	446	28	82	19.6%	18.4%
Total, net of Disposition	$56,388	$53,823	$15,089	$13,434	26.8%	25.0%

(1)
REVPOR and Occupancy Percentage include only facilities owned by the Company as of the end of the current period for the duration that such facilities were classified as Stabilized Facilities. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2)	Reflects Sabra’s 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

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PRO FORMA TOP 10 RELATIONSHIPS (1)
		As of December 31, 2018		Twelve Months Ended
Tenant	Primary Facility Type	Number of Sabra Properties (2)	% of Annualized Cash NOI (1)	December 31, 2018 Lease Coverage (3)	September 30, 2018 Lease Coverage (3)
Enlivant	Assisted Living	183	9.4%	NA	NA
Avamere Family of Companies (4)	Skilled Nursing	29	7.9%	1.26x	1.24x
Signature Healthcare	Skilled Nursing	45	7.0%	1.43x	1.45x
North American Healthcare (5)	Skilled Nursing	24	7.0%	1.09x	1.21x
Holiday AL Holdings LP (6)	Independent Living	21	6.7%	1.14x	1.15x
Signature Behavioral (7)	Behavioral Hospitals	6	6.1%	1.49x	1.55x
Cadia Healthcare (8)	Skilled Nursing	9	5.6%	1.41x	1.44x
Genesis Healthcare, Inc. (4)	Skilled Nursing	11	4.6%	1.18x	1.20x
Healthmark Group (9)	Skilled Nursing	18	3.1%	1.17x	1.23x
The McGuire Group	Skilled Nursing	7	2.9%	1.76x	1.74x
		353	60.3%

(1)
Pro forma top 10 relationships and Annualized Cash NOI assume that the sale of 26 Skilled Nursing/Transitional Care facilities and two Senior Housing communities from the Senior Care Centers portfolio that are currently under contract to sell and the transition of the remaining 10 facilities currently operated by Senior Care Centers were completed at the beginning of the period presented.

(2)	Consists of properties directly owned by us and properties owned through our joint venture with Enlivant.

(3)
Lease Coverage for tenants is defined as the EBITDAR Coverage for Stabilized Facilities operated by the applicable tenant, unless there is a corporate guarantee and the guarantor level fixed charge coverage is a more meaningful indicator of the tenant’s ability to make rent payments. Lease Coverage is presented one quarter in arrears. Lease Coverage for legacy CCP tenants reflects the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

(4)	Lease Coverage reflects guarantor level fixed charge coverage for these relationships.

(5)
Lease Coverage for the twelve months ended September 30, 2018 reflects the EBITDAR Coverage for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDAR Coverage for periods preceding our acquisition.

(6)
Lease Coverage reflects guarantor level fixed charge coverage, pro forma for Holiday AL Holdings LP’s recently announced termination agreement on facilities leased from New Senior Investment Group, Inc. The Holiday AL Holdings LP portfolio consists of 21 independent living communities that the Company underwrote at a 1.10x EBITDAR Coverage.

(7)	Lease Coverage reflects EBITDAR Coverage for five Stabilized Facilities and excludes one pre-stabilized facility representing 0.8% of Annualized Cash NOI.

(8)	Lease Coverage reflects EBITDAR Coverage for four Stabilized Facilities and excludes five pre-stabilized facilities that were transitioned to Cadia Healthcare representing 3.5% of Annualized Cash NOI.

(9)	Lease Coverage reflects EBITDAR Coverage for 13 Stabilized Facilities and excludes five pre-stabilized facilities that were transitioned to Healthmark Group representing 0.9% of Annualized Cash NOI.
LIQUIDITY
As of December 31, 2018, we had approximately $426.0 million of liquidity, consisting of unrestricted cash and cash equivalents of $50.0 million (excluding joint venture cash and cash equivalents) and available borrowings of $376.0 million under our revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2018 fourth quarter earnings will be held on Monday, February 25, 2019 at 10:00 a.m. Pacific Time. The dial-in number for U.S. participants is (844) 862-3710.  For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 2758908. The webcast URL is https://edge.media-server.com/m6/p/gfy3ywbv. A digital replay of the call will be available on our website at www.sabrahealth.com. The Company’s supplemental information package for the fourth quarter will also be available on our website in the “Investors” section.
ABOUT SABRA
As of December 31, 2018, Sabra’s investment portfolio included 470 real estate properties held for investment (consisting of (i) 335 Skilled Nursing/Transitional Care facilities, (ii) 90 Senior Housing communities (“Senior Housing - Leased”), (iii) 23 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 22 Specialty Hospitals and Other facilities), one investment in a direct financing lease, 22 investments in loans receivable (consisting of (i) one mortgage loan, (ii) two construction loans, (iii) one mezzanine loan and (iv) 18 other loans), nine preferred equity investments and one investment in an unconsolidated joint venture that owns 172

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Senior Housing - Managed communities. As of December 31, 2018, Sabra’s real estate properties held for investment included 47,648 beds/units and its unconsolidated joint venture included 7,652 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding (i) our pending transactions with Senior Care Centers and Holiday, including the timing, terms and receipt of necessary approvals (and satisfaction of the other closing conditions) for those transactions, (ii) our expectations with respect to the performance of our facilities leased to North American Healthcare (and that the issues they had experienced have been resolved), and (iii) our expected future financial position, results of operations (including our 2019 earnings guidance, as well as the assumptions set forth therein), business strategy, and plans and objectives for future operations.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; our ability to implement the previously announced rent repositioning program for certain of our tenants who were legacy tenants of Care Capital Properties, Inc. on the timing or terms we have previously disclosed; our ability to dispose of or transition facilities currently operated by Senior Care Centers on the timing or terms we have previously disclosed; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; our ability to transition the facilities currently leased to Holiday Retirement (“Holiday”) to Senior Housing - Managed communities operated by Holiday on the timing or terms we have previously disclosed; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per

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diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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SABRA HEALTH CARE REIT, INC.
OVERVIEW

Financial Metrics	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	Dollars in thousands, except per share data
Revenues	$139,209	$166,472	$623,409	$405,647
Net (loss) income attributable to common stockholders	(19,394)	101,385	269,314	148,141
Diluted per share data attributable to common stockholders:
EPS	$(0.11)	$0.57	$1.51	$1.40
FFO	0.27	0.60	1.99	2.00
Normalized FFO	0.50	0.66	2.29	2.43
AFFO	0.43	0.60	2.11	2.28
Normalized AFFO	0.47	0.60	2.16	2.31
Dividends per common share	0.45	0.52	1.80	1.73

Capitalization and Market Facts	December 31, 2018		Key Credit Metrics	December 31, 2018
Common shares outstanding	178.3	million	Net Debt to Adjusted EBITDA (2)(3)	5.66x
Common equity Market Capitalization	$2.9 billion		Including unconsolidated joint venture (2)(3)	6.12x
Total Debt (1)	$3.6 billion		Interest Coverage (2)	4.14x
Total Enterprise Value (1)	$6.5 billion		Fixed Charge Coverage Ratio (2)	3.70x
			Total Debt/Asset Value	49%
Common stock closing price	$16.48		Secured Debt/Asset Value	7%
Common stock 52-week range	$15.70 - $23.83		Unencumbered Assets/Unsecured Debt	222%

Common stock ticker symbol	SBRA

Portfolio				Occupancy Percentage (4)
	Property Count	Investment	Beds/Units
As of December 31, 2018	Dollars in thousands
Investment in Real Estate Properties, gross
Triple-Net Portfolio:
Skilled Nursing / Transitional Care	335	$4,094,484	37,628	82.8%
Senior Housing - Leased	90	1,237,790	7,332	86.7
Specialty Hospitals and Other	22	621,236	1,085	89.6
Total Triple-Net Portfolio	447	5,953,510	46,045
Senior Housing - Managed	23	301,739	1,603	91.5
Consolidated Equity Investments	470	6,255,249	47,648
Unconsolidated Joint Venture Senior Housing - Managed	172	734,813	7,652	81.7
Total Equity Investments	642	6,990,062	55,300
Investment in Direct Financing Lease, net	1	23,427
Investments in Loans Receivable, gross (5)	22	68,517
Preferred Equity Investments, gross (6)	9	44,262	Includes 70 relationships in 44 U.S. states and Canada
Total Investments	674	$7,126,268

(1)	Includes Sabra’s 49% pro rata share of the debt of its unconsolidated joint venture.

(2)	Based on the trailing twelve month period ended as of the date indicated. Includes the impact of lost Annualized Adjusted EBITDA from Senior Care Centers of $20.9 million due to non-payment of rent.

(3)
Net Debt to Adjusted EBITDA is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company’s share of the unconsolidated joint venture interest expense. See “Reconciliations of Non-GAAP Financial Measures” on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information.

(4)	Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the trailing three month period.

(5)	Two of our investments in loans receivable contain purchase options on two Senior Housing developments with 42 units.

(6)	Our preferred equity investments include investments in entities owning eight Senior Housing developments with 950 units and one Skilled Nursing/Transitional Care development with 120 beds.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Rental income	$117,654	$150,918	$536,605	$364,191
Interest and other income	3,844	6,964	16,667	15,026
Resident fees and services	17,711	8,590	70,137	26,430

Total revenues	139,209	166,472	623,409	405,647

Expenses:
Depreciation and amortization	48,078	51,592	191,379	113,882
Interest	37,226	32,222	147,106	88,440
Operating expenses	12,512	5,931	49,546	17,860
General and administrative	11,298	8,242	36,458	32,401
Merger and acquisition costs	43	505	636	30,255
Provision for doubtful accounts, straight-line rental income and loan losses	29,626	9,659	39,075	17,113
Impairment of real estate	—	1,326	1,413	1,326

Total expenses	138,783	109,477	465,613	301,277

Other income:
Loss on extinguishment of debt	(2,917)	—	(2,917)	(553)
Other income	324	49	4,480	3,170
Net (loss) gain on sales of real estate	(14,247)	47,415	128,198	52,029

Total other (loss) income	(16,840)	47,464	129,761	54,646

(Loss) income before loss from unconsolidated joint venture and income tax expense	(16,414)	104,459	287,557	159,016

Loss from unconsolidated joint venture	(1,805)	—	(5,431)	—
Income tax expense	(1,164)	(490)	(3,011)	(651)

Net (loss) income	(19,383)	103,969	279,115	158,365

Net (income) loss attributable to noncontrolling interests	(11)	(24)	(33)	18

Net (loss) income attributable to Sabra Health Care REIT, Inc.	(19,394)	103,945	279,082	158,383

Preferred stock dividends	—	(2,560)	(9,768)	(10,242)

Net (loss) income attributable to common stockholders	$(19,394)	$101,385	$269,314	$148,141

Net (loss) income attributable to common stockholders, per:

Basic common share	$(0.11)	$0.57	$1.51	$1.40

Diluted common share	$(0.11)	$0.57	$1.51	$1.40

Weighted-average number of common shares outstanding, basic	178,314,638	178,234,481	178,305,738	105,621,242

Weighted-average number of common shares outstanding, diluted	178,314,638	178,428,200	178,721,744	105,842,434

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31,
	2018	2017
Assets
Real estate investments, net of accumulated depreciation of $402,338 and $340,423 as of December 31, 2018 and 2017, respectively	$5,853,545	$5,994,432
Loans receivable and other investments, net	113,722	114,390
Investment in unconsolidated joint venture	340,120	—
Cash and cash equivalents	50,230	518,632
Restricted cash	9,428	68,817
Lease intangible assets, net	131,097	167,119
Accounts receivable, prepaid expenses and other assets, net	167,161	168,887
Total assets	$6,665,303	$7,032,277

Liabilities
Secured debt, net	$115,679	$256,430
Revolving credit facility	624,000	641,000
Term loans, net	1,184,930	1,190,774
Senior unsecured notes, net	1,307,394	1,306,286
Accounts payable and accrued liabilities	94,827	102,523
Lease intangible liabilities, net	83,726	98,015
Total liabilities	3,410,556	3,595,028

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of December 31, 2017	—	58
Common stock, $.01 par value; 250,000,000 shares authorized, 178,306,528 and 178,255,843 shares issued and outstanding as of December 31, 2018 and 2017, respectively	1,783	1,783
Additional paid-in capital	3,507,925	3,636,913
Cumulative distributions in excess of net income	(271,595)	(217,236)
Accumulated other comprehensive income	12,301	11,289
Total Sabra Health Care REIT, Inc. stockholders’ equity	3,250,414	3,432,807
Noncontrolling interests	4,333	4,442
Total equity	3,254,747	3,437,249
Total liabilities and equity	$6,665,303	$7,032,277

9

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$279,115	$158,365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	191,379	113,882
Amortization of above and below market lease intangibles, net	7,701	(912)
Non-cash interest income adjustments	(2,300)	(769)
Non-cash interest expense	10,137	7,776
Stock-based compensation expense	7,648	8,359
Loss on extinguishment of debt	874	553
Straight-line rental income adjustments	(44,144)	(29,440)
Provision for doubtful accounts, straight-line rental income and loan losses	39,075	17,113
Change in fair value of contingent consideration	—	(426)
Net gain on sales of real estate	(128,198)	(52,029)
Impairment of real estate	1,413	1,326
Loss from unconsolidated joint venture	5,431	—
Distributions of earnings from unconsolidated joint venture	8,910	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(6,753)	(16,811)
Accounts payable and accrued liabilities	(11,745)	(71,198)
Net cash provided by operating activities	358,543	135,789
Cash flows from investing activities:
Acquisition of real estate	(261,511)	(419,905)
Cash received in CCP Merger	—	77,859
Origination and fundings of loans receivable	(50,731)	(17,239)
Origination and fundings of preferred equity investments	(5,313)	(2,749)
Additions to real estate	(27,697)	(6,954)
Repayments of loans receivable	51,789	32,430
Repayments of preferred equity investments	6,870	3,755
Investment in unconsolidated joint venture	(354,461)	—
Net proceeds from sales of real estate	382,560	150,243
Net cash used in investing activities	(258,494)	(182,560)
Cash flows from financing activities:
Net (repayments of) proceeds from revolving credit facility	(17,000)	253,000
Proceeds from term loans	—	181,000
Principal payments on secured debt	(140,338)	(4,145)
Payments of deferred financing costs	(352)	(15,337)
Payment of contingent consideration	—	(382)
Distributions to noncontrolling interests	(142)	(30)
Preferred stock redemption	(143,750)	—
Issuance of common stock, net	(499)	366,800
Dividends paid on common and preferred stock	(325,220)	(182,089)
Net cash (used in) provided by financing activities	(627,301)	598,817
Net (decrease) increase in cash, cash equivalents and restricted cash	(527,252)	552,046
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(539)	738
Cash, cash equivalents and restricted cash, beginning of period	587,449	34,665
Cash, cash equivalents and restricted cash, end of period	$59,658	$587,449

10

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Year Ended December 31,
	2018	2017
Supplemental disclosure of cash flow information:
Interest paid	$137,668	$69,686
Income taxes paid	$1,800	$714
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of business in CCP merger	$—	$3,726,092
Assumption of indebtedness in CCP merger	$—	$(1,751,373)
Stock exchanged in CCP merger	$—	$(2,052,578)
Real estate acquired through loan receivable foreclosure	$—	$19,096
Decrease in loans receivable and other investments due to acquisition of real estate	$—	$(6,913)

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SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net (loss) income attributable to common stockholders	$(19,394)	$101,385	$269,314	$148,141
Add:
Depreciation and amortization of real estate assets	48,078	51,592	191,379	113,882
Depreciation and amortization of real estate assets related to noncontrolling interests	(40)	(45)	(159)	(53)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,324	—	21,253	—
Net loss (gain) on sales of real estate	14,247	(47,415)	(128,198)	(52,029)
Impairment of real estate	—	1,326	1,413	1,326
FFO attributable to common stockholders	$48,215	$106,843	$355,002	$211,267
Lease termination fee	—	—	—	(2,634)
CCP merger and transition costs	274	1,633	1,994	35,617
Loss on extinguishment of debt	2,917	—	2,917	553
Provision for doubtful accounts and loan losses, net	28,848	9,323	30,243	12,457
Other normalizing items (1)	9,989	116	19,391	279
Normalized FFO attributable to common stockholders	$90,243	$117,915	$409,547	$257,539
FFO attributable to common stockholders	$48,215	$106,843	$355,002	$211,267
Merger and acquisition costs (2)	43	505	636	30,255
Stock-based compensation expense	1,373	29	7,648	7,017
Straight-line rental income adjustments	(9,740)	(11,180)	(44,144)	(29,440)
Amortization of above and below market lease intangibles, net	3,508	(1,549)	7,701	(912)
Non-cash interest income adjustments	(578)	(632)	(2,300)	(769)
Non-cash interest expense	2,589	2,488	10,137	7,776
Non-cash portion of loss on extinguishment of debt	874	—	874	553
Change in fair value of contingent consideration	—	126	—	(426)
Provision for doubtful straight-line rental income, loan losses and other reserves	29,513	10,044	40,806	16,854
Other non-cash adjustments related to unconsolidated joint venture	1,520	—	2,652	—
Other non-cash adjustments	(30)	(104)	25	103
AFFO attributable to common stockholders	$77,287	$106,570	$379,037	$242,278
CCP transition costs	241	708	1,461	5,005
Cash portion of loss on extinguishment of debt	2,043	—	2,043	—
Lease termination fee	—	—	—	(2,634)
(Recovery of) provision for doubtful cash income	(508)	(385)	(2,668)	176
Other normalizing items (1)	4,761	236	7,913	294
Normalized AFFO attributable to common stockholders	$83,824	$107,129	$387,786	$245,119
Amounts per diluted common share attributable to common stockholders:
Net (loss) income	$(0.11)	$0.57	$1.51	$1.40
FFO	$0.27	$0.60	$1.99	$2.00
Normalized FFO	$0.50	$0.66	$2.29	$2.43
AFFO	$0.43	$0.60	$2.11	$2.28
Normalized AFFO	$0.47	$0.60	$2.16	$2.31
Weighted average number of common shares outstanding, diluted:
Net (loss) income	178,314,638	178,428,200	178,721,744	105,842,434
FFO and Normalized FFO	178,932,966	178,428,200	178,721,744	105,842,434
AFFO and Normalized AFFO	179,394,677	178,647,299	179,338,881	106,074,862

(1)
Other normalizing items for FFO for the three months and year ended December 31, 2018 include $5.2 million and $11.5 million, respectively, of acceleration of above market lease intangible amortization. Other normalizing items for FFO and AFFO for the three months and year ended December 31, 2018 include $4.3 million and $4.7 million, respectively, of non-Senior Housing - Managed operating expenses. In addition, the year ended December 31, 2018 includes $5.5 million of capitalized issuance costs related to our preferred stock issuance that were written off as a result of the June 1, 2018 preferred stock redemption and $0.6 million of expenses related to the previously anticipated refinancing of our senior notes, as well as legal fees related to the recovery of previously reserved cash rental income, partially offset by other income of $3.2 million earned during the period related to legacy CCP investments and $0.9 million of interest income from a legacy CCP loan receivable that was fully repaid in June 2018, which represents the difference between the outstanding principal balance repaid and its discounted book value.

(2)	Merger and acquisition costs primarily relate to the CCP merger.

12

REPORTING DEFINITIONS

Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Ancillary Supported Tenant
A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra’s tenant) for a meaningful part of the ancillary business’s profitability and has below market EBITDAR coverage.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues. Cash NOI excludes all other financial statement amounts included in net income.

Consolidated Debt
The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements.

Consolidated Enterprise Value
The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents.

EBITDAR
Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. EBITDAR includes an imputed management fee of 5.0% of revenues for Skilled Nursing/Transitional Care facilities and Senior Housing - Leased communities and an imputed management fee of 2.5% of revenues for Specialty Hospitals and Other facilities. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDAR Coverage
Represents the ratio of EBITDAR to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDAR Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. EBITDAR Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and two legacy CCP tenants), one Ancillary Supported Tenant and facilities for which data is not available or meaningful.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.

13

REPORTING DEFINITIONS

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and two legacy CCP tenants), one Ancillary Supported Tenant and facilities for which data is not available or meaningful.

Fixed Charge Coverage Ratio
EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants’ lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants’ lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor’s ability to meet the operator/tenant’s cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to our unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and our share of non-cash adjustments related to our unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

14

REPORTING DEFINITIONS

Investment
Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company’s pro rata share of the real estate assets held in the Company’s unconsolidated joint venture.

Market Capitalization
Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.

Net Operating Income (“NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

REVPOR
REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

15

REPORTING DEFINITIONS

Specialty Hospitals and Other
Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) facilities being sold pursuant to the Company’s CCP portfolio repositioning, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from leased by the Company to being operated by the Company; and (v) facilities acquired during the three months preceding the period presented.

Total Debt
Consolidated Debt plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture.

Total Enterprise Value
Consolidated Enterprise Value plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

16